EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of DFA Investment Dimensions Group Inc.
and the Shareholders of the Portfolios

In planning and performing our audit of the financial statements of DFA Investment Dimensions Group Inc. (the "Company") (consisting of U.S. Small XM Value Portfolio, U.S. Micro Cap Portfolio, U.S. Small Cap Portfolio, U.S. Large Cap Value Portfolio, Enhanced U.S. Large Company Portfolio, U.S. Small Cap Value Portfolio, U.S. Large Company Portfolio, DFA Real Estate Securities Portfolio, DFA Short-Term Municipal Bond Portfolio, Japanese Small Company Portfolio, Pacific Rim Small Company Portfolio, United Kingdom Small Company Portfolio, AAM/DFA International High Book to Market Portfolio, Emerging Markets Portfolio, Emerging Markets Small Cap Portfolio, Continental Small Company Portfolio, Large Cap International Portfolio, DFA International Small Cap Value Portfolio, International Small Company Portfolio, Emerging Markets Value Portfolio, DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Government Portfolio, DFA Five-Year Global Fixed Income Portfolio, DFA Intermediate Government Fixed Income Portfolio, Tax-Managed U.S. Marketwide Value Portfolio, Tax-Managed U.S. Equity Portfolio, Tax-Managed U.S. Small Cap Value Portfolio, Tax-Managed U.S. Small Cap Portfolio, Tax-Managed DFA International Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Value Portfolio, VA International Small Portfolio, VA Short-Term Fixed Portfolio and VA Global Bond Portfolio) (collectively referred to as the "Portfolios") for the year ended November 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2004.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
January 14, 2005



EXHIBIT B:
77I
1)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 71 to the
Registration Statement on Form N-1A of DFA
Investment Dimensions Group Inc., filed with the
Securities and Exchange Commission on June 28, 2004 regarding the offering of Class R shares of the U.S.
Small Cap Value Portfolio.

2)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 72/73 to the Registration Statement on Form N-1A of DFA
Investment Dimensions Group Inc., filed with the
Securities and Exchange Commission on August 27,
2004 regarding the offering of Class R shares of the U.S. Small Cap Value Portfolio.



EXHIBIT C:
Q1
1)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 71 to the
Registration Statement on Form N-1A of DFA
Investment Dimensions Group Inc., filed with the
Securities and Exchange Commission on June 28, 2004 regarding the offering of Class R shares of the U.S.
Small Cap Value Portfolio.